UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2011

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 5th Avenue, 8th Floor New York, New York 10017
(Address of principal executive offices) (Zip Code)

(212) 946-3980
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

On December 5, 2011, Bonds.com Group, Inc. (“we,” “us” or the “Company”) consummated a group of related transactions pursuant to which, among other things, we:

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sold 100 units for an aggregate purchase price of $10,000,000 to six accredited investors, with each unit (each a “Unit”) comprised of (a) warrants to purchase 1,428,571 shares of our Common Stock, par value $0.0001 per share, at an initial exercise price of $0.07 per share (“Common Stock Warrants”), and (b) 100 shares of a newly-created class of preferred stock designated as Series E-2 Convertible Preferred Stock, par value $0.0001 per share (“Series E-2 Preferred”), and agreed to sell an additional 66 Units for an aggregate purchase price of $6,600,000 to five accredited investors upon the satisfaction or waiver of certain closing conditions; and

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issued (a) 11,831 shares of a newly-created class of preferred stock designated as Series E Convertible Preferred Stock, par value $0.0001 per share (“Series E Preferred”), in exchange for all outstanding shares of our Series D Convertible Preferred Stock, par value $0.0001 per share (“Series D Preferred”), plus all rights with respect to accrued dividends on such shares of Series D Preferred, and (b) 1,334 shares of a newly-created class of preferred stock designated as Series E-1 Convertible Preferred Stock, par value $0.0001 per share (“Series E-1 Preferred”), in exchange for all outstanding shares of our Series D-1 Convertible Preferred Stock, par value $0.0001 per share (“Series D-1 Preferred”), plus all rights with respect to accrued dividends on such shares of Series D-1 Preferred.

The foregoing transactions and certain related documents and matters are described in more detail below. The following descriptions of the foregoing transactions and related documents and matters are summaries only and are qualified in their entirety by reference to the applicable documents, which are included as exhibits to this Current Report and incorporated by reference herein.

The Company’s Sale of Units.

On December 5, 2011, we entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with Daher Bonds Investment Company (“DBIC”), Mida Holdings (“Mida”), Oak Investment Partners XII, Limited Partnership (“Oak”), GFINet Inc. (“GFI”), and certain other investors. Pursuant to the Unit Purchase Agreement, among other things, on December 5, 2011, (a) we sold to DBIC, Mida, Oak, GFI and certain other investors an aggregate of 100 Units for a total purchase price of $10,000,000, and (b) we agreed to sell, and DBIC, Mida, Oak, GFI and certain other investors agreed to purchase, an additional 66 Units for an aggregate purchase price of $6,600,000 (the “Additional Sale”).  The Additional Sale, if any, would take place at a future date upon the satisfaction or waiver of certain closing conditions.   Such closing conditions include, without limitation, the following:

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The Company shall have achieved certain revenue and cash burn closing milestones on, as of or before June 30, 2012.  Such revenue and cash burn closing milestones will be satisfied if both (a) the Company’s gross operating revenue for any month ending after December 5, 2011 and on or prior to June 30, 2012 is at least $800,000, and (b) the Company’s operating losses for the same month are less than $200,000.

•	There shall not have occurred any material adverse effect with respect to the Company or any of its subsidiaries, taken as a whole.

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The Company’s representations and warranties shall be true and correct in all respects as of the date when made and as of any closing with respect to the Additional Sale, except for such failures to be true and correct which in the respective buyer’s reasonable judgment, individually or in the aggregate, have not resulted in and would not reasonably be expected to result in a material adverse effect.

The shares of Series E-2 Preferred included in the Units issued pursuant to the Unit Purchase Agreement are initially convertible for an aggregate of approximately 142,857,140 shares of our Common Stock, and the Common Stock Warrants included in the Units issued pursuant to the Unit Purchase Agreement are initially exercisable for an aggregate of approximately 142,857,140 shares of our Common Stock.

The Common Stock Warrants issued pursuant to the Unit Purchase Agreement include provisions, among other things, (a) permitting the holder to exercise such Common Stock Warrant through a cashless “net exercise election,” and (b) providing that, for a period of 18 months following the date of the issuance of such Common Stock Warrant, if the Company issues shares of Common Stock (or is deemed to issue shares of Common Stock) for a price per share less than $0.07, then the exercise price of the Common Stock Warrants will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances).

In addition to providing for the sale of the Units, the Unit Purchase Agreement contains representations and warranties and covenants of the Company in favor of DBIC, Mida, Oak, GFI and certain other investors. The covenants set forth in the Unit Purchase Agreement include, without limitation, the following:

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For so long as DBIC, Mida, Oak or GFI own any of the shares of Series E-2 Preferred, Common Stock Warrants or the shares of Common Stock issuable upon conversion or exercise thereof, the Company is required to timely file all reports it is required to file with the SEC pursuant to the Securities Exchange Act of 1934 (as amended, the “1934 Act”), and the Company is prohibited from terminating its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

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The Company is prohibited from selling any additional securities pursuant to the financing contemplated by the Unit Purchase Agreement without the prior written consent of DBIC, Mida, Oak and GFI; provided, however, the Company may sell, without the prior written consent of such parties, (i) Units to any holder of the Company’s shares of capital stock that has preemptive rights with respect to such offering, and (ii) Units pursuant to any closing on the Additional Sale contemplated under the Unit Purchase Agreement.

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Other than the Common Stock Warrants, any Units issued in connection with any closing on the Additional Sale under the Unit Purchase Agreement and any Units issued in connection with any exercise of preemptive rights by certain holders of the Company’s shares of capital stock, the Company is prohibited from selling any warrants, convertible debt or other securities convertible into the Company’s Common Stock that include dilution protection provisions other than provisions relating to stock splits, reclassifications, stock dividends and other like kind events.

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The Company is required to use the proceeds from the sale of the Units in accordance with certain specified uses that were previously approved by the Company’s Board of Directors (“Board”); provided, however, the Company may deviate from such proposed uses with the approval of the Board, including the consent of at least one director designated to the Board by Oak, GFI or DBIC.

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From December 5, 2011 until December 31, 2012, the Company may not appoint a Chief Executive Officer unless such appointment is approved by a majority of the Board including at least any one of the directors designated to the Board by DBIC.

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Subject to certain limitations, the Company is required to defend, protect, indemnify and hold harmless DBIC, Mida, Oak, GFI and each other holder of the securities acquired pursuant to the Unit Purchase Agreement from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith incurred by any such party as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Unit Purchase Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in the Unit Purchase Agreement or the Series E Stockholders’ Agreement, (c) any cause of action, suit or claim brought or made against such party by a third party and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Unit Purchase Agreement, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the securities contemplated by the Unit Purchase Agreement, (iii) the status of DBIC, Mida, Oak, GFI or another holder of the securities contemplated by the Unit Purchase Agreement as an investor in the Company, or (iv) the exchange of Series D Preferred and Series D-1 Preferred for Series E Preferred and Series E-1 Preferred, respectively, pursuant to the Exchange Agreement, and (d) certain other matters.

The purchase and sale of the Units under the Unit Purchase Agreement gives rise to preemptive rights held by certain holders of the Company’s capital stock under the terms of the Series D Stockholders’ Agreement dated as of February 2, 2011, by and among the Company and the other parties thereto.  The Company anticipates selling additional Units pursuant to the Unit Purchase Agreement to the extent such rights are exercised by such holders.

The Company’s Exchange of Series E Preferred and Series E-1 Preferred for Certain Outstanding Securities.

On December 5, 2011, in connection with and as a condition to the transactions contemplated by the Unit Purchase Agreement, we entered into an Exchange Agreement (the “Exchange Agreement”) with GFI, Oak, UBS Americas, Inc. (“UBS”), Bonds MX, LLC (“Bonds MX”), Jefferies & Company, Inc. (“Jefferies”) and all other holders of Series D Preferred. Pursuant to the Exchange Agreement, among other things, on December 5, 2011, we issued (a) 11,831 shares of Series E Preferred in exchange for all outstanding shares of our Series D Preferred plus all rights with respect to accrued dividends on such shares of Series D Preferred, and (b) 1,334 shares of Series E-1 Preferred in exchange for all outstanding shares of our Series D-1 Preferred plus all rights with respect to accrued dividends on such shares of Series D-1 Preferred.

The shares of Series E Preferred issued pursuant to the Exchange Agreement are initially convertible for an aggregate of approximately 169,014,282 shares of our Common Stock, and the shares of Series E-1 Preferred issued pursuant to the Exchange Agreement are initially convertible for an aggregate of approximately 190,571 shares of our Series A Participating Preferred Stock, par value $0.0001 per share (“Series A Preferred”), or, only in certain circumstances, are initially convertible for an aggregate of approximately 19,057,142 shares of our Common Stock.

In addition to providing for the issuance of the Series E Preferred and Series E-1 Preferred in exchange for the Series D Preferred and the Series D-1 Preferred, respectively, the Exchange Agreement contains representations and warranties of the Company in favor of GFI, Oak, UBS, Bonds MX, Jefferies and all other holders of Series D Preferred. The covenants set forth in the Exchange Agreement include, without limitation, the following:

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For so long as UBS, Bonds MX, GFI, Oak or Jefferies own any of the shares of Series E Preferred or Series E-1 Preferred, the Company is required to timely file all reports it is required to file with the SEC pursuant to the Securities Exchange Act of 1934 (as amended, the “1934 Act”), and the Company is prohibited from terminating its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

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Subject to certain limitations, the Company is required to defend, protect, indemnify and hold harmless GFI, Oak, UBS, Bonds MX, Jefferies and each other holder of the securities acquired pursuant to the Exchange Agreement from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith incurred by any such party as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Exchange Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in the Exchange Agreement or the Series E Stockholders’ Agreement, (c) any cause of action, suit or claim brought or made against such party by a third party and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Exchange Agreement, or (ii) the status of GFI, Oak, UBS, Bonds MX, Jefferies or another holder of the securities contemplated by the Exchange Agreement as an investor in the Company, and (d) certain other matters.

Series E Stockholders Agreement.

In connection with and as a condition to the transactions contemplated by the Unit Purchase Agreement and the Exchange Agreement, on December 5, 2011, the Company, DBIC, Mida, Oak, GFI, UBS, Bonds MX, Jefferies and each other holder of the securities acquired pursuant to the Exchange Agreement or the Unit Purchase Agreement entered into a Series E Stockholders’ Agreement setting forth certain agreements among and between the Company and such stockholders (the “Stockholders Agreement”).

Pursuant to the Stockholders Agreement, in the event that DBIC, Mida, Oak, GFI, UBS, Bonds MX, Jefferies or any other holder of the securities acquired pursuant to the Exchange Agreement or the Unit Purchase Agreement (the “Series E Stockholders”) seeks to sell his or its shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred, as the case may be, each other Series E Stockholder shall have the right to sell a pro rata portion of its similar securities along with the selling Series E Stockholder. Alternatively, the Company, at its option, may redeem the applicable securities from the other Series E Stockholders and the selling Series E Stockholder would be permitted to sell his or its shares free of such obligation. The foregoing obligations do not apply to transfers pursuant to Rule 144, transfers to certain permitted transferees, bona fide pledges and pledges outstanding as of the date of the Stockholders’ Agreement. Such obligations also do not apply to sales of less than 10% of the securities held by the selling Series E Stockholder.

The Stockholders Agreement requires the Company to offer the Series E Stockholders the right to participate on a pro rata basis (based on its fully diluted shares of preferred stock relative to the total number of fully diluted shares of the Company) in future issuances of equity securities by the Company.

The foregoing right does not apply to issuance of equity securities (a) in connection with any acquisition of assets of another person, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such person or otherwise approved by the Company’s Board of Directors and the requisite holders of the Series E Preferred and Series E-2 Preferred to the extent required under the Certificate of Designation of the Series E Convertible Preferred Stock, Series E-1 Convertible Preferred Stock and Series E-2 Convertible Preferred Stock, (b) Exempted Securities (as such term is defined in the Certificate of Designation of the Series E Convertible Preferred Stock, Series E-1 Convertible Preferred Stock and Series E-2 Convertible Preferred Stock), (c) in an underwritten public offering with gross proceeds of at least $50,000,000 and a market capitalization of at least $175,000,000, and (d) approved by holders of a majority of the shares of Series E Preferred and Series E-2 Preferred. The Company may elect to consummate the issuance of equity securities and subsequently provide the Series E Stockholders their right to participate. The foregoing right to participate under the Stockholders Agreement shall terminate on such date as of which less than 25% of the shares of Series E Preferred and Series E-2 Preferred collectively remain outstanding.

Pursuant to the Stockholders Agreement, for so long as the Series E Stockholders collectively own at least 25% of the shares of Series E Preferred and/or Series E-2 Preferred issued pursuant to the Unit Purchase Agreement or Exchange Agreement or 25% of the shares of Common Stock issued upon the conversion thereof, (a) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Board and (b) each Series E Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, one person designated in writing collectively by the Series E Stockholders (the “Series E Designee”). Subject to the following sentence, the consent of each of the Series E Stockholders holding at least 8% of the outstanding shares of Series E Preferred or Series E-2 Preferred as of the date of the Stockholders Agreement shall be required in respect of the designation of the Series E Designee. Notwithstanding the foregoing, for so long as Oak continues to own at least 25% of the shares of Series E Preferred acquired by it pursuant to the Exchange Agreement or 25% of the Common Stock issued upon the conversion thereof, the Series E Designee shall be designated by Oak in its sole discretion. Subject to applicable law and the rules and regulations of the Securities and Exchange Commission and any securities exchange or quotation system on which the Company’s securities are listed or quoted, the Series E Designee shall have a right to be a member of each principal committee of the Board.

Pursuant to the Stockholders Agreement, (a) for so long as Oak continues to own at least 25% of the shares of Series E Preferred or Series E-2 Preferred acquired by it pursuant to the Exchange Agreement and Unit Purchase Agreement, respectively, or 25% of the Common Stock issued upon the conversion thereof, (i) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Board and (ii) each Series E Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, one person designated by Oak (the “Oak Designee”), which Oak Designee shall, for the avoidance of doubt, be in addition to Oak’s rights in respect of the Series E Designee; (b) for so long as DBIC continues to own at least 25% of the shares of Series E-2 Preferred acquired by it pursuant to the Unit Purchase Agreement, or 25% of the Common Stock issued upon the conversion thereof, (i) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Board and (ii) each Series E Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, two people designated by DBIC; and (c) for so long as GFI continues to own at least 25% of the shares of Series E Preferred or Series E-2 Preferred acquired by it pursuant to the Exchange Agreement and Unit Purchase Agreement, respectively, or 25% of the Common Stock issued upon the conversion thereof, (i) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Board and (ii) each Series E Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, one person designated by GFI.

So long as any Series E Stockholder holding at least 8% of the outstanding shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred as of the date of the Stockholders Agreement owns at least 25% of the shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred, respectively, acquired by it pursuant to the Unit Purchase Agreement or Exchange Agreement, such Series E Stockholder shall have the right to appoint one non-voting representative to attend each meeting of the Board and each committee thereof (an “Investor Observer”).  In addition,  so long as Jefferies owns at least 25% of the shares of Series E Preferred acquired by it pursuant to the Exchange Agreement, it shall have the right to appoint two non-voting representatives to attend each meeting of the Board and each committee thereof (the “Jefferies Observers).  Each Investor Observer and the Jefferies Observers will be entitled to receive copies of all notices, minutes, consents and other materials and information that the Company provides to the Board; provided that (x) the Investor Observer and the Jefferies Observers shall execute a confidentiality agreement in a form reasonably acceptable to the Company and the investor designating such Investor Observer and Jefferies, respectively, and (y) the Company may require such Investor Observer and the Jefferies Observers to be recused from any meeting and may redact such materials on advice of counsel in connection with matters involving the attorney-client privilege or conflicts of interest.

Additionally, if, after the date of the Stockholders Agreement, any person acquires shares of Series A Preferred, Series E Preferred, Series E-1 Preferred or Series E-2 Preferred, the Company shall use its reasonable best efforts to have such stockholder become a party to the Stockholders Agreement. Additionally, the Company is prohibited from issuing any shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred without the prior consent of the Series E Stockholders and unless such purchaser becomes a party to the Stockholders Agreement.

The Series E Stockholders Agreement supersedes and replaces the Series D Stockholders’ Agreement dated as of February 2, 2011, among the Company and the other parties thereto (as amended).

Second Amended and Restated Registration Rights Agreement.

In connection with and as a condition to the transactions contemplated by the Unit Purchase Agreement and the Exchange Agreement, on December 5, 2011, the Company entered into a Second Amended and Restated Registration Rights Agreement with DBIC, Mida, Oak, GFI, UBS, Bonds MX, Jefferies and each other holder of the securities acquired pursuant to the Exchange Agreement or the Unit Purchase Agreement (the “Second Amended and Restated Registration Rights Agreement”). Under the terms of the Second Amended and Restated Registration Rights Agreement, if at any time after the earlier of (a) one (1) year after the date of such agreement or (b) one hundred eighty (180) days after the date the Company’s shares of Common Stock are listed on a national securities exchange, the Company receives a written request from holders of 66.6% of the Series E Preferred, Series E-1 Preferred and the Series E-2 Preferred (such holders, the “Initiating Investors”) to file with the Securities and Exchange Commission a registration statement with respect to at least ten percent (10%) of such Common Stock then outstanding, then the Company is obligated within ten (10) days after the date of receipt by the Company of such written request, to give notice thereof to all of the other holders of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred (such holders, the “Other Investors”).  As soon as practicable thereafter (and in any event within sixty (60) days after the date of receipt by the Company of such written request), the Company shall file such registration statement with the Securities and Exchange Commission covering all Common Stock that are requested to be registered by the Initiating Investors and any additional Common Stock as specified by notice given to the Company by any Other Investors within twenty (20) days of the date the Other Investors received notice from the Company.

The Second Amended and Restated Registration Rights Agreement also provides DBIC, Mida, Oak, GFI, UBS, Bonds MX, Jefferies and each other holder of the securities acquired pursuant to the Exchange Agreement or the Unit Purchase Agreement with “piggy back” registration rights with respect to certain registration statements filed by the Company for its own sale of shares of Common Stock or resales of shares of Common Stock by other stockholders, and also contains other customary undertakings and restrictions with respect to the Company.

The Second Amended and Restated Registration Rights Agreement amended, restated and replaced the Amended Registration Rights Agreement, dated as of February 2, 2011, by and among the parties thereto.

Edwin L. Knetzger, III, a member and Co-Chairman of the Board, is a significant equity owner in Bonds MX, which is a party to the Exchange Agreement, Stockholders Agreement and Second Amended and Restated Registration Rights Agreement.

Determination Agreement Amendment.

On December 5, 2011 and as a condition to the consummation of the transactions contemplated by the Unit Purchase Agreement, the Company and Oak, as successor of Beacon Capital Strategies, Inc. (“Beacon”), entered into Amendment No. 1 to Agreement with Respect to Conversion (the “Determination Agreement Amendment”), which amends the Agreement with Respect to Conversion dated as of February 2, 2011, among the parties thereto (the “Determination Agreement”).  The Determination Agreement, among other things, sets forth the provisions and procedures for determining the contingent number of shares of Common Stock issuable upon conversion of the Series C Preferred and the contingent liquidation preference of the shares of Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred”). Prior to the Determination Agreement Amendment, such contingent number of shares and contingent liquidation preference were to be determined based on certain performance measures, with the number of such shares ranging from zero shares to a maximum of 100,000,000 shares of Common Stock (subject to increase in the event the conversion price of the Series C Preferred is reduced pursuant to the antidilution provisions thereof).  Pursuant to the Determination Agreement Amendment, among other things, (a) the contingent number of shares will be calculated to be equal to 25,000,000 shares of Common Stock (subject to increase in the event the conversion price of the Series C Preferred is reduced pursuant to the antidilution provisions thereof), and (b) the Company will no longer be required to give any level of support to the operations of the business formerly engaged in by Beacon.

The foregoing descriptions of the Unit Purchase Agreement, Common Stock Warrant, Exchange Agreement, Series E Stockholders Agreement, Second Amended and Restated Registration Rights Agreement, and the Determination Agreement Amendment are summaries only and are qualified in their entirety by reference to the form of Unit Purchase Agreement, Common Stock Warrant, Exchange Agreement, Series E Stockholders Agreement, Second Amended and Restated Registration Rights Agreement and Determination Agreement Amendment, as applicable, which are included as exhibits to this Current Report and incorporated herein by reference.

Cautionary Statements.

The above-referenced agreements (the “Transaction Agreements”) have been included as exhibits to this Current Report to provide information regarding their respective terms and the terms of the related transactions. They are not intended to provide any other factual information regarding the Company. The representations, warranties and covenants contained in the Transaction Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and are subject to limitations agreed upon by the contracting parties, including being qualified, modified or limited by disclosures exchanged between the parties in connection with the execution thereof. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Transaction Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Transaction Agreements should not be viewed or relied upon as statements of actual facts or the actual state of affairs of the Company or any of their its subsidiaries or affiliates.

Item 1.02.                      Termination of a Material Definitive Agreement.

As stated in Item 1.01 above, on December 5, 2011, the Company and certain parties entered into the Second Amended and Restated Registration Rights Agreement, which amended, restated and replaced the Amended and Restated Registration Rights Agreement, dated February 2, 2011, by and among the parties thereto. As also noted in Item 1.01 above, on December 5, 2011, the Company entered into the Stockholders Agreement. Pursuant to the Stockholders Agreement, the Company’s Series D Stockholders’ Agreement, dated February 2, 2011, by and among the parties thereto and as amended, was terminated.

Item 3.02.                      Unregistered Sale of Equity Securities.

As summarized in Item 1.01, above, on December 5, 2011, the Company sold an aggregate of 100 Units pursuant to the Unit Purchase Agreement and committed to issue additional Units at an Additional Closing.  The aggregate purchase price for such 100 Units was $10,000,000.

Also as summarized in Item 1.01, above, on December 5, 2011, the Company sold 11,831 shares of Series E Preferred.  The consideration for such shares was the exchange of the previously issued and outstanding Series D Preferred plus rights with respect to accrued dividends on such shares.

Also as summarized in Item 1.01, above, on December 5, 2011, the Company sold 1,334 shares of Series E-1 Preferred.  The consideration for such shares was the exchange of the previously issued and outstanding Series D-1 Preferred plus rights with respect to accrued dividends on such shares.

The foregoing issuances were made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act based on representations and warranties made by purchasers and other factors.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers.

On December 5, 2011, David S. Bensol, George P. Jameson and Michael O. Sanderson resigned from the Board.

On December 5, 2011, Mr. Sanderson and the Company agreed that Mr. Sanderson would cease serving as Co-Chairman (an officer of the Company) effective December 29, 2011.  The Company has not appointed a new Co-Chairman.  In connection with Mr. Sanderson’s resignation, the Company and Mr. Sanderson have entered into the Separation Agreement dated as of December 5, 2011 (the “Separation Agreement”).  Except with respect to certain restrictive covenants in favor of the Company and given by Mr. Sanderson and certain other matters, the Separation Agreement terminates the Employment Agreement dated February 2, 2011, between the Company and Mr. Sanderson (as amended) (the “Employment Agreement”).

The Separation Agreement also provides Mr. Sanderson with the following severance benefits, which were otherwise payable under his Employment Agreement:

•	The Company will pay Mr. Sanderson severance at the rate of $200,000 per annum for 18 months after December 29, 2011 for a total amount of $300,000, less ordinary payroll deductions; and

•	Mr. Sanderson shall be entitled to reimbursement of his COBRA premiums for continued health insurance coverage for him and his dependents through the end of the 18-month severance period.

In addition, pursuant to the Separation Agreement, Mr. Sanderson waived any and all claims he may have against the Company or its affiliates.

The description of the Separation Agreement set forth above is a summary only and is qualified in its entirety by reference to the Separation Agreement, a copy of which is included as an exhibit to this Current Report and incorporated by reference herein.

Appointment of Directors.

On December 5, 2011, our Board appointed Michel Daher and Henri J. Chaoul, Ph.D. to the Board to fill two (2) of the three (3) vacancies on the Board created by the resignations of Messrs. Bensol, Jameson and Sanderson.  Messrs. Daher and Chaoul were appointed to the Board pursuant to the Stockholders Agreement described above and as a condition to the consummation of the transactions contemplated by the Unit Purchase Agreement.  In connection with their appointment to the Board, the Company entered into Indemnification Agreements with each of Mr. Daher and Mr. Chaoul. The Indemnification Agreements expand upon and clarify certain procedural and other matters with respect to the rights to indemnification and advancement of expenses provided to directors of the Company pursuant to applicable Delaware law and the Company’s Bylaws.

Amendment to Executive Employment Agreement.

    On December 5, 2011 and as a condition to the consummation of the transactions contemplated by the Unit Purchase Agreement, the Company entered into an Amended and Restated Employment Agreement with George O’Krepkie, the Company’s President (the “Employment Agreement”). The principal terms of the Employment Agreement are described below.

The Employment Agreement amends and restates in its entirety the Employment Agreement dated as of February 2, 2011, between the Company and Mr. O’Krepkie (the “Prior Employment Agreement”).  The Employment Agreement restates many of the terms that were contained in the Prior Employment Agreement, but the Employment Agreement amends the Prior Employment Agreement with respect to the following:

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Provides that Mr. O’Krepkie’s base salary under the Employment Agreement is $300,000 per year, and provides that such base salary will be subject to increase, but not decrease, by the Board on an annual basis commencing January 1, 2013;

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Eliminates Mr. O’Krepkie’s entitlement to an annual performance bonus based on a percentage of “Qualifying Company Revenue,” which the Prior Employment Agreement defined as the Company’s revenue net of clearing charges recognized from the operations of all lines of business directly supervised by Mr. O’Krepkie, minus non-cash revenue items otherwise included in such revenue; and

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Provides for a new bonus structure pursuant to which Mr. O’Krepkie will be eligible for an annual bonus opportunity of up to 100% of his base salary at the discretion of the Company’s Compensation Committee based on its evaluation of his performance and taking into account the Company’s financial strength and cash flow position.

The foregoing descriptions of the Indemnification Agreements, the Separation Agreement and the Employment Agreement are summaries only and are qualified in their entirety by reference to the form of Indemnification Agreement, the Separation Agreement and the Employment Agreement, as applicable, which are included as exhibits to this Current Report and incorporated herein by reference.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transactions summarized in Item 1.01 above, on December 5, 2011, the Company amended its Certificate of Incorporation by filing (a) a Certificate of Increase of Series A Participating Preferred Stock (the “Certificate of  Increase”) which increased the Company’s authorized shares of Series A Preferred from 450,000 to 508,000 shares, and (b) a Certificate of Designation of Series E Convertible Preferred Stock, Series E-1 Convertible Preferred Stock and Series E-2 Convertible Preferred Stock (the “Series E/E-1/E-2 Certificate of Designation”) which authorized and created 12,000 shares of Series E Preferred, 1,400 shares of Series E-1 Preferred and 20,000 shares of Series E-2 Preferred.

The shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred have the following rights, privileges and preferences, among others, as more fully set forth in the Series E/E-1/E-2 Certificate of Designation:

•
the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred each have a stated value of $1,000 and are initially convertible at the option of the holder into shares Common Stock at a conversion price of $0.07 per share, for an initial conversion ratio of 14,286 shares of Common Stock for each share of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred; provided that, for a period of 18 months following the date of the Unit Purchase Agreement, if the Company issues shares of Common Stock (or is deemed to issue shares of Common Stock) for a price per share less than $0.07, then the exercise price of the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances);

•
the Series E Preferred and Series E-2 Preferred is mandatorily convertible into shares of our Common Stock if and when (a) our shares of Common Stock are listed on a national securities exchange, (b) our shares of Common Stock trade with a closing price of at least $1.00 for a period of 180 consecutive trading days on average trading volume of not less than 250,000 shares per day over the subject 180-day trading period, and (c) our shares of Common Stock have an aggregate market value of at least $100,000,000 as of the last day of such 180-trading day period;

•	the Series E-1 Preferred is mandatorily convertible into shares of our Series A Preferred upon the same mandatory conversion event applicable to the Series E Preferred;

•
dividends of 8% per annum shall accrue on the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred but are payable only as, if and when declared by the Board, in connection with the conversion thereof (in which case payment shall be in-kind) or as part of the liquidation or change of control preference summarized below; provided, however, that the holders of at least 66.6% of the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred then outstanding, voting together as a single class, have the right to elect to cause the Company not to declare accrued dividends payable on the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred if the Board otherwise intended to make such declaration.

•
holders of shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred shall be entitled to a preferential payment (prior to any payment to holders of Series C Preferred, Series A Preferred or Common Stock) upon a liquidation or change of control, which payment shall be equal to (a) $2,000 per share plus all accrued but unpaid dividends, plus (b) the amount that would have been received by the holder had they optionally converted their shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred into Common Stock prior to the liquidation or change of control; provided, however, if the aggregate amount that the holders of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred are entitled to receive upon a liquidation or change of control, plus all accrued but unpaid dividends, equals or exceeds $5,000 per share (such $5,000 per share, the “Maximum Participation Amount”), then each holder of shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred shall be entitled to a preferential payment (prior to any payment to holders of Series C Preferred, Series A Preferred or Common Stock) upon a liquidation or change of control, which payment shall be equal to the greater of (a) the Maximum Participation Amount, and (b) $1,000 per share, plus all accrued but unpaid dividends, and plus the amount that would have been received by the holder had they optionally converted their shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred into Common Stock prior to the liquidation or change of control;

•
holders of shares of Series E-2 Preferred shall be entitled to a preferential payment (prior to any payment to holders of Series E Preferred, Series E-1 Preferred, Series C Preferred, Series A Preferred or Common Stock) upon a liquidation or change of control where the assets available for distribution among the holders of the Company’s capital stock are less than the sum of the total invested capital by holders of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred at the time of such liquidation or change of control event, which payment shall be made pro-rata based on the number of shares held by each such holder up to the sum of $1,000 per share plus all accrued but unpaid dividends.

•	holders of Series E Preferred and Series E-2 Preferred have the right to vote with holders of Common Stock on an as-converted basis;

•
holders of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred have the right to approve (by a vote of at least 66.6% of the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred, voting together as a single class) certain actions, including the creation or issuance of any class of preferred stock on par or senior to the Series E Preferred, Series E-1 Preferred or Series E-2 Preferred; and

•
holders of Series C Preferred, Series E Preferred, Series E-1 Preferred and Series E-2 Preferred have the right to approve (by at least 66.6% of the Series C Preferred, Series E Preferred, Series E-1 Preferred and Series E-2 Preferred, voting together as a single class on an as-converted basis) certain corporate actions, including, without limitation, certain changes of control and the incurrence of indebtedness for borrowed money unless the Company would have, after giving effect to such incurrence, an EBITDA-to-interest ratio of at least 2:1.

The foregoing description of the Certificate of Increase and the rights, privileges and preferences of the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred are summaries only and are qualified in their entirety by reference to the Certificate of Increase and Series E/E-1/E-2 Certificate of Designation, respectively, which are included as exhibits to this Current Report and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Increase of Series A Participating Preferred Stock

3.2	Certificate of Designation of Series E Convertible Preferred Stock, Series E-1 Convertible Preferred Stock and Series E-2 Convertible Preferred Stock

10.1	Unit Purchase Agreement, dated as of December 5, 2011, by and among the Company, Daher Bonds Investment Company, Mida Holdings, Oak Investment Partners XII, Limited Partnership, GFINet Inc. and the other parties thereto

10.2	Form of Common Stock Warrant

10.3	Exchange Agreement, dated as of December 5, 2011, by and among the Company, Oak Investment Partners XII, Limited Partnership, GFINet Inc., UBS Americas, Inc., Jefferies & Company, Inc., Bonds MX, LLC and the other parties thereto

10.4	Series E Stockholders’ Agreement, dated as of December 5, 2011, by and among the Company, Daher Bonds Investment Company, Mida Holdings, Oak Investment Partners XII, Limited Partnership, GFINet Inc., UBS Americas, Inc., Jefferies & Company, Inc., Bonds MX, LLC and the other parties thereto

10.5	Second Amended and Restated Registration Rights Agreement, dated as of December 5, 2011, by and among the Company, Daher Bonds Investment Company, Mida Holdings, Oak Investment Partners XII, Limited Partnership, GFINet Inc., UBS Americas, Inc., Jefferies & Company, Inc., Bonds MX, LLC and the other parties thereto

10.6	Amendment No. 1 to Agreement With Respect to Conversion, dated as of December 5, 2011, by and among the Company and Oak Investment Partners XII, Limited Partnership

10.7	Separation Agreement, dated as of December 5, 2011, between the Company and Michael O. Sanderson

10.8	Form of Indemnification Agreement

10.9	Amended and Restated Employment Agreement, dated as of December 5, 2011, between the Company and George O’Krepkie

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2011	BONDS.COM GROUP, INC.

	By:	/s/John M. Ryan
	Name:	John M. Ryan
	Title:	Chief Financial Officer